EXHIBIT 10.1

STELLENT, INC.
AMENDMENT TO
OPTIKA IMAGING SYSTEMS, INC.
1994 STOCK OPTION/STOCK ISSUANCE PLAN

     Article Five of the Optika Imaging Systems, Inc. 1994 Stock Option/Stock Issuance Plan (the “1994 Plan”) adopted by Stellent, Inc. (“Stellent”) in connection with its acquisition of Optika Inc. was amended and restated in its entirety by a written action by the Board of Directors of Stellent effective as of July 28, 2004, to read as follows:

ARTICLE FIVE

Intentionally Omitted

     Except as set forth above, the 1994 Plan remains in full force and effect without amendment or modification in any respect.